Exhibit 99.1

Align Technology Announces First Quarter Fiscal 2014 Results

SAN JOSE, CA--(Marketwired - Apr 23, 2014) - Align Technology, Inc. (NASDAQ: ALGN)

•	Q1 Net revenues of $180.6 million increased 17.6% year-over-year
•	Q1 Invisalign clear aligner net revenues of $168.2 million increased 18.8% year-over-year
•	Q1 GAAP earnings per diluted share (EPS) of $0.39
•	Board of directors approves $300 million stock repurchase plan

Align Technology, Inc. (NASDAQ: ALGN) today reported financial results for the first quarter ended March 31, 2014. Total net revenues for the first quarter of 2014 (Q1'14) were a record $180.6 million, a 17.6% increase year-over-year. Clear aligner case shipments in Q1'14 were 112.2 thousand, a 14.3% increase year-over-year. GAAP net profit for Q1'14 was $32.4 million, or $0.39 per diluted share, an increase of 52.7% year-over-year or $0.13 per diluted share when compared to non-GAAP net profit.

"We're pleased with our overall first quarter results with better than expected revenue and earnings," said Thomas M. Prescott, Align president and CEO. "Record first quarter revenue increased nearly 18% year-over-year, driven by strong Invisalign volume. This solid growth reflects continued expansion of our customer base, as well as increased adoption and utilization, as doctors treat more patients with Invisalign. Despite numerous global economic challenges, our business remains strong, with growth driven by continued progress in the EMEA and Asia Pacific regions."

Summary Financial Comparisons
(In millions except for shipments and per share amounts)
	Q1'14	Q4'13	Q1'13		Q/Q	Y/Y
GAAP
Clear Aligner Shipments	112,180	111,130	98,175		+0.9%	+14.3%
Net Revenues	$180.6	$178.3	$153.6		+1.3%	+17.6%
Clear Aligner	$168.2	$166.2	$141.6	1	+1.2%	+18.8%
Scanner and Services	$12.4	$12.1	$12.0	2	+2.8%	+3.3%
Net Profit (Loss)	$32.4	$42.2	$(42.0)	3	-23.5%	+177.3%
Earnings (Loss) Per Share	$0.39	$0.51	$(0.52)	3	$(0.12)	$0.91
Non-GAAP
Net Profit	$32.4	$42.2	$21.2		-23.5%	+52.7%
Earnings Per Share	$0.39	$0.51	$0.26		$(0.12)	+$0.13

Notes:
1.
Q1'13 clear aligner net revenues include $4.4 million from the consolidation of Vivera Retainer product shipments from four shipments per year down to one shipment per year, as well as a $2.7 million decrease in net revenues due to the change in the mid-course correction policy which took effect on June 15, 2013.

2.	Q1'13 scanner and services net revenues includes $1.4 million that was deferred in Q3'12 and Q4'12 for an iTero scanner upgrade program which was launched in Q1'13.
3.	Net loss for Q1'13 includes a goodwill impairment charge of $40.7 million and an impairment of long-lived assets of $26.3 million.

As of March 31, 2014, the Company had $505.4 million in cash, cash equivalents and short-term and long-term marketable securities compared to $472.0 million as of December 31, 2013.

Q2 Fiscal 2014 Business Outlook

For the second quarter of 2014 (Q2'14), Align provides the following guidance:

•	Clear aligner case shipments in a range of 116.5 to 119.5 thousand cases.
•	Net revenues in a range of $181.7 million to $186.5 million, which reflects a year-over-year increase of 10.9% to 13.8%.
•	EPS in a range of $0.36 to $0.39.

Stock Repurchase Plan
In a separate announcement today, Align also announced that its board of directors has authorized a plan to repurchase up to $300 million of the Company's stock over the next three years, with $100 million of that amount authorized and anticipated to be purchased over the next twelve months. The plan is effective immediately. Any purchases under Align's stock repurchase program may be made, from time-to-time, pursuant to S.E.C. 10b5-1 plans, open market purchases, accelerated stock repurchases, privately-negotiated transactions, block trades or derivative contracts or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934. For more information, please see Align's press release titled, "Align Technology Announces $300 Million Stock Repurchase Program."

Align Web Cast and Conference Call
Align Technology will host a conference call today, April 23, 2014 at 4:30 p.m. ET, 1:30 p.m. PT, to review its first quarter 2014 results, discuss future operating trends and the business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. An archived audio web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 13579429 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on April 30, 2014.

Align Technology Analyst Meeting
Align will host an analyst meeting on Thursday, May 29, 2014, from 7:30 - 1:15 p.m. in New York City.

Preliminary Analyst Meeting Schedule (subject to change):
7:00 a.m. Onsite registration
7:30 a.m. -- 8:30 a.m. Management hosted breakfast
8:30 a.m. -- 1:15 p.m. Meeting

Location:
W Union Square
201 Park Avenue South
New York, NY 10003
Phone: 917-534-5805

Registration and Additional Information:
Advanced registration is required for onsite attendance. To register, please use the following link: http://investor.aligntech.com/registration.cfm, or go to our website at http://investor.aligntech.com/ and click on Analyst Meeting 2014.

Align will host a live audio web cast of its analyst meeting via the Internet at http://investor.aligntech.com/. An audio replay of the meeting will also be available via web cast for approximately three months following the meeting at http://investor.aligntech.com/.

About Align Technology, Inc.
Align Technology is the leader in modern clear aligner orthodontics that designs, manufactures and markets the Invisalign system, which provides dental professionals with a range of treatment options for adults and teenagers. The Company also offers the iTero 3D digital scanning system and services for orthodontic and restorative dentistry. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998. Visit www.aligntech.com for more information.

For additional information about Invisalign or to find an Invisalign provider in your area, please visit www.invisalign.com. For additional information about iTero, please visit www.itero.com.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements and our business outlook, we may use from time to time the following non-GAAP financial measures: non-GAAP net profit and non-GAAP earnings per share, which exclude, as applicable, impairment of goodwill, impairment of long-lived assets, acquisition and integration related costs, severance and benefit costs and any related income tax adjustments. The presentation of this financial information is not intended to be considered in isolation, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance." Management believes that "core operating performance" represents Align's performance in the ordinary, on-going and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures and other items that may not be indicative of our operating performance including discrete cash and non-cash charges that are infrequent, or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods. A reconciliation of the GAAP and non-GAAP financial measures for the quarter and year and a more detailed explanation of each non-GAAP financial measure and its uses are provided in the footnotes to the table captioned "Reconciliation of GAAP to non-GAAP Key Financial Metrics" and "Business Outlook Summary" included at the end of this release.

Forward-Looking Statement
This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the second quarter of 2014, including, but not limited to, anticipated net revenues, gross margin, operating expenses, operating profit, diluted earnings per share, case shipments and cash, cash equivalents and short-term and long-term investments. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the scanner and services business, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the Securities and Exchange Commission on February 28, 2014. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2014	March 31, 2013

Net revenues	$180,646	$153,580

Cost of revenues	43,395	40,731

Gross profit	137,251	112,849

Operating expenses:
Sales and marketing	52,888	42,281
General and administrative	29,179	30,348
Research and development	13,380	11,282
Impairment of goodwill	-	40,693
Impairment of long-lived assets	-	26,320
Total operating expenses	95,447	150,924

Operating profit (loss)	41,804	(38,075)

Interest and other income (expense), net	601	(988)

Profit (loss) before income taxes	42,405	(39,063)

Provision for income taxes	9,961	2,920

Net profit (loss)	$32,444	$(41,983)

Net profit (loss) per share
- basic	$0.40	$(0.52)
- diluted	$0.39	$(0.52)

Shares used in computing net profit (loss) per share
- basic	81,120	81,248
- diluted	82,817	81,248

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2014	December 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$182,766	$242,953
Marketable securities, short-term	181,674	127,040
Accounts receivable, net	126,183	113,250
Inventories	15,840	13,968
Prepaid expenses and other current assets	43,711	47,465
Total current assets	550,174	544,676

Marketable securities, long-term	140,932	101,978
Property, plant and equipment, net	79,093	75,743
Goodwill and intangible assets, net	84,388	85,362
Deferred tax assets	22,739	15,766
Other assets	8,315	8,622

Total assets	$885,641	$832,147

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$18,506	$17,718
Accrued liabilities	71,349	80,345
Deferred revenues	81,000	77,275
Total current liabilities	170,855	175,338

Other long term liabilities	18,033	22,839

Total liabilities	188,888	198,177

Total stockholders' equity	696,753	633,970

Total liabilities and stockholders' equity	$885,641	$832,147

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Net Profit	Three Months Ended
(in thousands, except per share amounts)	March 31, 2014	December 31, 2013	March 31, 2013

GAAP Net profit (loss)	$32,444	$42,422	$(41,983)
Impairment of goodwill (1)	-	-	40,693
Impairment of long-lived assets (2)	-	-	26,320
Income tax-related adjustments (3)	-	-	(3,788)
Non-GAAP Net profit	$32,444	$42,422	$21,242

Diluted Net profit (loss) per share:
GAAP	$0.39	$0.51	$(0.52)
Non-GAAP	$0.39	$0.51	$0.26

Shares used in computing diluted GAAP Net profit (loss) per share	82,817	82,438	81,248
Shares used in computing diluted Non-GAAP Net profit per share	82,817	82,438	83,003

Notes:

(1) Impairment of goodwill. These costs represent non-cash write-downs of our goodwill generally related to negative trends in market and economic conditions, termination of relationships with distributors, or the increase in competitive environment related to our Scanner and Services reporting unit. We remove the impact of these charges to our operating performance to assist in assessing our ability to generate cash from operations. We believe this may be useful information to users of our financial statements; therefore, we have excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

(2) Impairment of long-lived assets. These costs represent non-cash write-downs of our long-lived assets generally related to the increase in competitive environment related to our Scanner and Services reporting unit. As a result of these conditions, we have assessed that our asset group within the reporting unit was not recoverable and therefore recorded an impairment charge. We remove the impact of these charges to our operating performance to assist in assessing our ability to generate cash from operations. We believe this may be useful information to users of our financial statements; therefore, we have excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

(3) Income tax-related adjustments. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for discrete tax items and items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate.

ALIGN TECHNOLOGY, INC.
Q1 2014 FINANCIAL AND BUSINESS METRICS
(in thousands except utilization and doctors trained)

	Q1	Q2	Q3	Q4	FISCAL	Q1
	2013	2013	2013	2013	2013	2014
Invisalign Clear Aligner Net Revenues by Geography:
North America	$97,045	$102,217	$103,888	$105,059	$408,209	$107,910
International	31,818	40,320	38,983	50,595	161,716	49,848
Non-case*	12,709	10,766	10,679	10,570	44,724	10,481
Total Clear Aligner Net Revenues	$141,572	$153,303	$153,550	$166,224	$614,649	$168,239
YoY % growth	14.8%	14.7%	21.2%	25.1%	19.0%	18.8%
QoQ % growth	6.6%	8.3%	0.2%	8.3%		1.2%
*includes Invisalign training, ancillary products, and retainers
Invisalign Clear Aligner Net Revenues by Product:
Invisalign Full Products	$112,780	$123,379	$125,169	$136,179	$497,507	$138,133
Invisalign Express Products	16,083	19,158	17,702	19,475	72,418	19,625
Non-case*	12,709	10,766	10,679	10,570	44,724	10,481
Total Clear Aligner Net Revenues	$141,572	$153,303	$153,550	$166,224	$614,649	$168,239

Average Invisalign Selling Price (ASP):
Worldwide ASP (1)	$1,315	$1,345	$1,335	$1,400	$1,350	$1,405
Worldwide ASP, adjusted (2)	$1,340	$1,355	$1,335	$1,400	$1,360	$1,405
International ASP	$1,355	$1,480	$1,455	$1,630	$1,490	$1,620
(1) Invisalign case net revenues / Invisalign case shipments
(2) Adjusted for one-time adjustments (eg. Q1'13 and Q2'13 grandfathered mid-course correction deferrals)

Invisalign Clear Aligner Cases Shipped by Geography:
North America	74,730	78,865	80,130	80,120	313,845	81,420
International	23,445	27,270	26,770	31,010	108,495	30,760
Total Cases Shipped	98,175	106,135	106,900	111,130	422,340	112,180

Invisalign Clear Aligner Cases Shipped by Product:
Invisalign Full Products	79,235	84,850	87,670	91,605	343,360	92,335
Invisalign Express Products	18,940	21,285	19,230	19,525	78,980	19,845
Total Cases Shipped	98,175	106,135	106,900	111,130	422,340	112,180

Number of Invisalign Doctors Cases Shipped To:
North America	17,280	18,070	18,140	18,495	27,330	19,015
International	5,840	6,355	6,510	6,925	10,800	7,185
Total Doctors Cases Shipped To	23,120	24,425	24,650	25,420	38,130	26,200

Invisalign Doctor Utilization Rates*:
North America	4.3	4.4	4.4	4.3	11.5	4.3
North American Orthodontists	8.0	8.0	8.4	8.0	26.4	8.1
North American GP Dentists	2.9	3.0	2.9	3.0	7.3	2.9
International	4.0	4.3	4.1	4.5	10.0	4.3
Total Utilization Rates	4.3	4.4	4.3	4.4	11.1	4.3
* # of cases shipped/# of doctors to whom cases were shipped
Number of Invisalign Doctors Trained:
North America	755	1,130	795	1,460	4,140	630
International	970	1,020	875	1,060	3,925	1255
Total Doctors Trained Worldwide	1,725	2,150	1,670	2,520	8,065	1,885
Total to Date Worldwide	78,220	80,370	82,040	84,560	84,560	86,445

Scanner and Services Net Revenues:
North America Scanner and Services	$11,952	$10,454	$10,875	$11,980	$45,261	$12,313
International Scanner and Services	56	71	81	88	296	94
Total Scanner and Net Revenues	$12,008	$10,525	$10,956	$12,068	$45,557	$12,407

Total Net Revenues by Geography:
Total North America Net Revenues	$108,997	$112,671	$114,763	$117,039	$453,470	$120,223
Total International Net Revenues	31,874	40,391	39,064	50,683	162,012	49,942
Total Non-case Net Revenues	12,709	10,766	10,679	10,570	44,724	10,481
Total Worldwide Net Revenues	$153,580	$163,828	$164,506	$178,292	$660,206	$180,646
YoY % growth	13.7%	12.5%	20.5%	24.8%	17.9%	17.6%
QoQ % growth	7.5%	6.7%	0.4%	8.4%		1.3%

Stock-based Compensation (SBC)
SBC included in Gross Profit	$600	$600	$700	$700	$2,600	$800
SBC included in Operating Expenses	5,800	6,700	6,900	4,500	23,900	8,300
Total SBC Expense	$6,400	$7,300	$7,600	$5,200	$26,500	$9,100

Note: Historical public data may differ due to rounding. Additionally, rounding may effect totals.

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.

Financial Outlook
(in millions, except per share amounts and percentages)

Q2'14 Guidance

GAAP

Net Revenues	$181.7 - $186.5

Gross Margin	74.6% - 75.2%

Operating Expenses	$96.8 - $98.7

Operating Margin	21.3% - 22.4%

Net Income per Diluted Share	$0.36 - $0.39*

Business Metrics:	Q2'14

Case Shipments	116.5K - 119.5K
Cash, Cash Equivalents, and Marketable Securities	$545M - $555M*
Capital Expenditure	$13.0M - $15.0M
Depreciation & Amortization	$4.3M - $4.8M
Diluted Shares Outstanding	83.6M*
Stock Based Compensation Expense	$10.8M
Tax Rate	23.0%

* Excludes any stock repurchases during the quarter

Investor Relations Contact
Shirley Stacy
Align Technology, Inc.
(408) 470-1150
sstacy@aligntech.com

Press Contact
Shannon Mangum Henderson
Ethos Communication, Inc.
(678) 261-7803
align@ethoscommunication.com